Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Telewest Global, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-) on Form S-8 of NTL Incorporated (formerly known as Telewest Global, Inc.) of our reports dated February 27, 2006, with respect to (1) the consolidated balance sheets of Telewest Global, Inc. and subsidiaries (the “Reorganized Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity/(deficit) and other comprehensive income, and cash flows for the years then ended, and the consolidated statement of operations, stockholders’ equity/(deficit) and other comprehensive income, and cash flows of Telewest Communications plc and subsidiaries (the “Predecessor Company”) for July 1, 2004, the six months ended June 30, 2004 and the year ended December 31, 2003 and the related financial statement schedule, and (2) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Telewest Global, Inc.

Our report on the aforementioned financial statements and financial statement schedule contains an explanatory paragraph that states that as of July 1, 2004 (see Note 4 to the consolidated financial statements), the Predecessor Company and the Reorganized Company completed a financial restructuring and adopted fresh-start reporting pursuant to American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. As a result, the consolidated financial information of the Reorganized Company is presented on a different basis than that for the Predecessor Company and, therefore, is not comparable.

Our report on the aforementioned financial statements and financial statement schedule also contains an explanatory paragraph that states that the Reorganized Company adopted a method of accounting for share-based compensation arrangements that is different than the method of accounting used by the Predecessor Company.

/s/ KPMG Audit Plc

KPMG Audit Plc
London, United Kingdom
March 2, 2006